EXHIBIT 10.04


           CONSULTING AGREEMENT, DATED AS OF APRIL 9, 1999,
               BETWEEN E-TAXI AND GATEWAY ADVISORS, INC.

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GATEWAY                   675 NORTH 1ST STREET  SUITE 1050    SAN JOSE, CA 95112
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  A d  v  i  s  o  r  s   408-280-0800                          fax 408-287-7761



Mr. Robert M. Wallace
President
Gateway Advisors, Inc.
255 West Julian Street
San Jose, CA 95112

Re:      CONSULTING AND MANAGEMENT SERVICES

Dear Mr. Wallace:

This letter will confirm  that  effective  October 1, 1998,  E-Taxi,  Inc.  (the
"Company")  has  engaged  Gateway  Advisors,  Inc.  (the  "Advisor")  to provide consulting  and  management  services  related  to (1)  the  identification  and evaluation of strategic acquisition candidates (the "Targets"), (2) the negotiation and structure of investments in or acquisitions of the Targets by the Company or any of its subsidiaries, and (3) the operations of the Company. This engagement between the Company and the Advisor is pursuant to the following terms and conditions.

1. TERM. The Advisor shall assist the Company for a period commencing as of October 1, 1998 and ending on September 31, 1999, unless extended by mutual consent of the parties (the "Term").

2. SCOPE OF SERVICES. The scope of services performed by the Advisor will include assisting the Company with respect to the following:

         a.       Conduct a search for synergistic acquisition candidates.

         b. Conduct Market Research including the small office/home office market, on-line sales of technology equipment, and other Internet businesses.

         c.       Assist the Company in evaluating the Targets' prospects.

         d. Negotiate and Structure the acquisitions or investment in the Targets.

         e. Assess the best financing alternatives within the capital markets for funding transactions with Targets.

         f.       Facilitate   discussions  with  investment  bankers  regarding
business strategy and access to public markets.


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         g.       Provide on-going  management  services for the Company and any of its subsidiaries.

         h. Provide advice on the negotiation and structure of investments in, or acquisition of the Company or any of its subsidiaries.

3. CONFIDENTIALITY. The Company will provide information to the Advisor regarding its business which will be deemed by the Advisor to be accurate at the time furnished, to the best knowledge of the Company. The Advisor agrees to maintain all non-public information the Company that is furnished by the Company in a manner appropriate to the services being performed by the Advisor, unless disclosure is required by law or requested by any government or regulatory agency.

4.       COMPENSATION.

         a. CONSULTING FEE. The Company agrees to pay the Advisor a consulting fee in the amount of $30,000 per quarter, beginning October 1, 1998.

         b. EXPENSES. The Company agrees to reimburse the Advisor, promptly upon invoicing, for out-of-pocket expenses incurred in connection with the services rendered pursuant to this Engagement Letter, provided, however, that out-of-pocket expenses in excess of $10,000, in the aggregate, are subject to the Company's prior written approval.

5. INDEMNIFICATION. The Company agrees to indemnify the Advisor and its employees from and against all losses, claims, damages and liabilities to which the Advisor may become subject under any applicable federal or state law, or otherwise, related to or arising out of the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, this Engagement Letter. The Company will not be liable to the extent that any loss, claim, damage, liability or expense has resulted from the Advisor's bad faith, gross negligence or misrepresentation.

If any action or proceeding shall be brought or asserted against the Advisor in respect of which indemnity may be sought from the Company, the Advisor shall promptly notify the Company in writing, and the Company may, in its discretion, assume the defense therefore, including the employment of counsel reasonably satisfactory to the Advisor and the payment of related expenses.

6. ENTIRE AGREEMENT. This Engagement Letter reflects the entire understanding of the parties with respect to this agreement. This agreement has been made solely for the benefit of the Company and the Advisor and no other person shall acquire or have any rights under or by virtue of this Engagement Letter.

7. GOVERNING LAW. This Engagement Letter shall be governed by the laws of the State of California.

8. COUNTERPARTS. This Engagement Letter may be executed in any number of counterparts, each of which shall be deemed to be an original including those sent by facsimile.

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If the foregoing correctly sets forth the agreement,  please indicate by signing below in the signature block.

                                        Sincerely,

                                        E-Taxi Inc.,
                                        a Delaware Corporation

                                        by: /s/ BRIAN P. BURNS, JR.
                                           -------------------------------------
                                             Brian P. Burns, Assistant Secretary



Accepted by:

GATEWAY ADVISORS, INC.

/s/ ROBERT M. WALLACE
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By: Robert M. Wallace, President